UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2005

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Agreement

     On July 1, 2005, ResCare granted restricted stock awards to its non-employee directors pursuant to the 2005 Omnibus Incentive Compensation Plan approved by ResCare’s shareholders on June 22, 2005. The awards were unanimously approved by ResCare’s Board of Directors. The awards are for 1,500 shares to each director and they vest in one-third increments over a three year period with the first 500 shares to vest on July 1, 2006. The shares will immediately vest in the event of the director’s death, disability or a change in control of the company if the director’s service ends within three months thereafter. The unvested shares will be forfeited if the director ceases to serve as a director during the restriction period applicable to the award. The directors who received the grant are: Olivia F. Kirtley, Michael J. Foster, E. Halsey Sandford, Steven S. Reed, Robert E. Hallagan, and David Braddock. Two directors, Robert M. Le Blanc and Nigel S. Wright declined the award due to the policy of their employer Onex Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.
Date: July 5, 2005	By	/s/ Ronald G. Geary
Ronald G. Geary
Chairman, CEO and President